Exhibit 99.1
January 19, 2016

Fellow shareholders,

On January 1st, just a few hours after the quarter closed, we crossed 75 million members. Our quarter-end 74.76 million members put us at over 17 million net additions for the year, showing how much the world is embracing Internet TV. We think we’ll grow by over 6 million members in Q1 given our expansion of Netflix to virtually everywhere but China. We bring great stories from all over the world to people all over the world. Our summary results and Q1 forecast are below.

(in millions except per share data and Streaming Content Obligations)	Q4 '14	Q1 '15	Q2 '15	Q3 '15	Q4 '15	Q1 '16 Forecast
Total Streaming:
Revenue	$1,305	$1,400	$1,481	$1,581	$1,672	$1,813
Contribution Profit	$178	$247	$248	$277	$270	$302
Contribution Margin	13.6%	17.7%	16.7%	17.5%	16.2%	16.7%
Paid Memberships	54.48	59.62	62.71	66.02	70.84	77.19
Total Memberships	57.39	62.27	65.55	69.17	74.76	80.86
Net Additions	4.33	4.88	3.28	3.62	5.59	6.10

US Streaming:
Revenue	$917	$985	$1,026	$1,064	$1,106	$1,160
Contribution Profit	$257	$312	$340	$344	$379	$416
Contribution Margin	28.0%	31.7%	33.1%	32.4%	34.3%	35.9%
Paid Memberships	37.70	40.32	41.06	42.07	43.40	45.40
Total Memberships	39.11	41.40	42.30	43.18	44.74	46.49
Net Additions	1.90	2.28	0.90	0.88	1.56	1.75

International Streaming:
Revenue	$388	$415	$455	$517	$566	$653
Contribution Profit (Loss)	$(79)	$(65)	$(92)	$(68)	$(109)	$(114)
Contribution Margin	-20.3%	-15.6%	-20.2%	-13.1%	-19.2%	-17.5%
Paid Memberships	16.78	19.30	21.65	23.95	27.44	31.79
Total Memberships	18.28	20.88	23.25	25.99	30.02	34.37
Net Additions	2.43	2.60	2.37	2.74	4.04	4.35

Total (including DVD):
Operating Income	$65	$97	$75	$74	$60	$50
Net Income*	$83	$24	$26	$29	$43	$11
EPS*	$0.19	$0.05	$0.06	$0.07	$0.10	$0.03

Free Cash Flow	$(78)	$(163)	$(229)	$(252)	$(276)
EBITDA	$110	$140	$119	$123	$111
Shares (FD)*	432.5	433.8	436.1	437.6	438.3
Streaming Content Obligations** ($B)	9.5	9.8	10.1	10.4	10.9
*EPS and shares adjusted for 7-for-1 stock split. Q4'14 Net Income/EPS includes a $39m / $0.10 benefit from a tax accrual release related to resolution of tax audit. Q4'15 Net Income/EPS includes a $13m / $0.03 benefit from a tax accrual release related to resolution of tax audits.

**Corresponds to our total known streaming content obligations as defined in our financial statements and related notes in our most recently filed SEC Form 10-K

1

Q4 Results and Q1 Forecast

In the fourth quarter, we added a record 5.59 million members as our big shows such as Narcos and Marvel’s Jessica Jones helped us grow membership to 74.76 million. This 5.59 million compares to a forecast of 5.15 million and to prior year net additions of 4.33 million. For Q1, we are forecasting 6.10 million net additions vs. prior year of 4.88 million. On earnings, we stayed profitable in Q4 despite foreign exchange headwinds, and delivered operating income of $60m and net income of $43m. We expect similar modest operating income results for Q1, assuming current foreign exchange, as we invest in our international expansion. As a reminder, the guidance we provide is our actual internal forecast at the time we report, and we strive for accuracy in our guidance.

In September, we launched in Japan, followed by Spain, Portugal and Italy in October. We are very pleased with the first few months of membership growth in these markets. Our international contribution loss of $109 million in Q4 increased sequentially due to these launches. We anticipate Q1 international losses of about $114 million.

In early January at CES, we announced the availability of Netflix everywhere in the world except China. Pricing is comparable to our existing plans and we have added support for Korean, Arabic, and Simplified & Traditional Chinese languages. Our move into 130 additional countries broadens our addressable market by 190 million broadband homes, on top of the 360 million we counted at the end of 20151. While the opportunity is large, our growth in these new markets will unfold over many years as we improve our service. We are starting by primarily targeting outward-looking, affluent consumers with international credit cards and smartphones. As with every market we’ve launched, our approach is to listen, learn and improve rapidly, adding more content, additional languages and a better Netflix experience over time. Our global availability sets us up for continued growth for many years and we continue to expect material global profits beginning in 2017.

In Q4, average subscriber price grew 4-5% y/y around the world, excluding the impact of foreign currency (-$106 million y/y impact on revenue). In the US it was 4.3%, leading to 21% year over year growth in streaming revenue. We are seeing increased adoption of our Ultra-HD plan ($11.99) as more UHD TVs are purchased and as we are a leading source of UHD content for consumers.

In the US, we ended 2015 with nearly 45 million members, although our Q4 US net adds were down year over year, as expected (1.56m actual versus 1.90m prior year). Our high penetration in the US seems to be making net additions harder than in the past. Our forecast for Q1 US net additions is 1.75m, against a prior year actual of 2.28m. New credit/debit card rollover continues to be a background issue. In Q2 and Q3, we’ll be releasing a substantial number of our US members from price grandfathering on the HD plan and they will have the option of continuing at $7.99 but now on the SD plan, or continuing on HD at $9.99 a month. Given these members have been with us at least 2 years, we expect only slightly elevated churn. Our 2020 US contribution target remains at 40% and we are already at 34%.

In the last remaining major market, China, we have work and uncertainty ahead. We are building relationships, understanding the market, and seeking the conditions we require to provide our service to entertainment lovers there. Our expectations are modest and long-term. We may be able to get started this year and thus deliver on “whole world by end of 2016” or it may take longer. Most of our focus is on the 130 countries we launched on January 6, which are now embracing Netflix as a new entertainment option.
_______________________
1 Source: SNL Kagan and Euromonitor.

2

Content

In Q4 ‘15, we launched an unprecedented number of original series and films, while maintaining a high bar on quality. We unveiled five new original series in Q4, including Marvel’s Jessica Jones and Master of None, starring Aziz Ansari. Both combined with Narcos, Sense8, Marvel’s Daredevil and Bloodline to claim six of the Top 10 new TV shows of 20152 according to IMDB. In late December, we debuted a ten-part documentary series Making a Murderer, which has enthralled audiences and critics3 alike and triggered a national conversation4 on fairness of the American criminal justice system.

Our first original feature films also premiered in Q4. Beasts of No Nation, a gripping journey into the world of African child soldiers from writer and director Cary Fukunaga and starring Idris Elba, was a favorite of critics and has picked up several major awards nominations. Adam Sandler’s first Netflix original film The Ridiculous Six, which debuted globally on December 11, was the most viewed movie on Netflix in every territory the week of its debut and the most-viewed movie ever on Netflix in the first 30 days on service. Two of our original documentaries, What Happened, Miss Simone? and Winter on Fire, are both nominated for Academy Awards, our third and fourth nominations in three years for best documentary feature.

In 2016, we plan to launch over 600 hours of original programming, up from about 450 hours in 2015. Beyond the sheer volume of content, the breadth of our original programming will continue to expand with current plans for new seasons of 30 or so original series (including The Crown5 and The Get Down6), eight original feature films, 35 new seasons of original series for kids, a dozen documentaries, and nine stand up comedy specials.

We are now in our fourth year of original programming and we are putting special emphasis on shows that families can enjoy together, including the upcoming Fuller House, new seasons of Unbreakable Kimmy Schmidt, and Stranger Things. We are also stepping up our non-English language original productions, including Marseille, a French political drama starring Gerard Depardieu, and then, shows from Italy, Japan, Mexico and Brazil. We expect some of these series to gain fans well beyond the markets in which they were made.

Increasingly, our goal is to own more of our original programming to allow for greater creative and business control and to ensure global access to content. We are currently actively managing productions spanning the globe from Cambodia to Venice Beach.

The growth of Netflix has created some anxiety among TV networks and calls to be fearful7. Or, at the other extreme, an NBC executive recently said8 Internet TV is overblown and that linear TV is “TV like God intended.” Our investors are not as sure of God’s intentions for TV, and instead think that Internet TV is a fundamentally better entertainment experience that will gain share for many years. The challenge for traditional media companies, most of whom see the future pretty clearly, is to use the revenue from Netflix and other SVOD services to fund both great content and their own evolution into Internet TV networks. Seeso, BBC iPlayer, Hulu, CanalPlay, HBO Now, and CBS All Access are the beginnings of these efforts.

_______________________
2 http://www.huffingtonpost.com/entry/top-new-shows-2015-imdb_us_5668a505e4b009377b23b326
3http://www.rottentomatoes.com/tv/making-a-murderer/
4http://www.people.com/article/making-a-murderer-who-killed-teresa
5https://www.youtube.com/watch?v=n8Q0bJ_zO7w&feature=youtu.be
6https://www.youtube.com/watch?v=zejyzr5vW3A&feature=youtu.be
7http://www.nytimes.com/2016/01/14/technology/why-media-titans-need-to-worry-about-netflix.html?ref=topics&_r=1
8http://deadline.com/2016/01/netflix-viewers-jessica-jones-master-of-none-orange-is-the-new-black-broadcast-erosion-1201682311/

3

Our titles are watched on the go and at home on a wide range of devices, making measurement of the viewing of any given title difficult for third parties. We don’t release title-level ratings as our business model is not dependent on advertising or affiliate fees. Instead, we release “ratings “ for Netflix as a whole every quarter with our membership growth report (75 million and counting!). It is member viewing and satisfaction that propels our growth.

Product

We have been innovating in support of our global launch, focusing on adding new languages, new payment options and fine-tuning our algorithms for our growing number of content catalogs. Additionally, this involves expanding and deepening our partnerships with device makers and mobile and TV operators to reach and serve our members around the world.

We recognize that in some parts of the world, mobile is the primary way many people access the Internet. We are improving our mobile experience, including sign up, credentials & authentication, the user interface, and streaming efficiency for cellular networks.

In Q4, we began rolling out complexity based encoding9. By encoding videos based on the type of content (a visually complex action movie vs. a simpler kids animated title, for example) rather than just based on the amount of bandwidth available to a member, we can deliver higher resolution streams at lower bit rates, resulting in bandwidth savings.

We have long used a blacklist to prevent cross-border content viewing via proxies and “unblockers.” Recently, we have begun to use a new blacklist and other techniques, as are other SVOD services, as desired by content licensors. Ultimately, our goal is to let members around the world enjoy all the content we have through global licensing.

Marketing

Promoting high quality, exclusive titles continues to be the best driver of consumer demand for Netflix. Our recent new market launches reflect this philosophy, and our all-digital, content-led marketing approach is working. Our brand strength is rising in many studies10, including a #2 ranking reported in AdWeek11 for the USA. Around the world, our all digital approach makes us efficient and relevant to active Internet users everywhere.

Competition

Our focus on “winning moments of truth” means that we compete with all of the activities that consumers can engage in during their leisure time, such as reading a book, playing videogames, watching linear TV, movie theatre-going, etc. Given the broad array of options, we are privileged that our members around the world continue to devote more time to Netflix, streaming 42.5 billion hours in 2015, up from 29 billion hours in 2014.

______________________
9http://variety.com/2015/digital/news/netflix-better-streaming-quality-1201661116/
10https://www.prophet.com/about/news/658-apple-samsung-and-microsoft-named-most-relevant-brands-by-prophets-new-brand-relevance-index
11http://www.adweek.com/news-gallery/advertising-branding/who-are-years-best-loved-brands-hint-half-are-probably-younger-you-168930

4

In addition, looking at just the online segment, the most recent Sandvine data illustrates that our share of peak North American downstream Internet traffic continues to grow. Please note that the deployment of complexity based encoding, as described above, will result in what appears to be slower growth in Netflix traffic in future third-party reports such as Sandvine (which measures peak megabits, not peak viewing hours).

As we have said previously, Internet TV will likely have multiple winners as the various services are not direct substitutes for each other given differing sets of content. A closer look at the Sandvine data shows that the entire Over-the-Top category is growing as consumers increasingly embrace Internet TV and on demand viewing and, even better, this growth is coming at the expense of piracy.

5

Free Cash Flow and Capital Structure

Free cash flow amounted to -$276 million in Q4 and -$921 million for the full year 2015. As a reminder, our investment in originals, particularly owned content, requires more cash upfront relative to licensed content, which will continue to dampen free cash flow. We finished Q4 with debt of $2.4 billion, unchanged from the prior quarter, and with cash & equivalents and short-term investments of $2.3 billion.

Given our expected cash needs, we are likely to raise additional debt in late 2016 or early 2017. We are managing our balance sheet to lower our blended cost of capital over time, while maintaining financial flexibility. Despite being FCF negative as we grow our original content and invest in international, our bonds trade like a BB credit (vs. their single B rating) due, in part, to the long-term growth of Internet TV globally and our low debt to market cap ratio, which provides bond investors with a very thick cushion of protection.

DVD

Our DVD-by-mail business in the US continues to serve more than 4.9 million members. We are pleased that our DVD business is managing the decline well, despite increasing postal costs, generating $80 million in contribution profit in Q4.

6

Reference
For quick reference, our eight most recent investor letters are: October 201512, July 201513, April 201514, January 201515, October 201416, July 201417, April 201418, January 201419.

Summary
We are thrilled to be available worldwide ex-China. What fun we are having making our service popular in Thailand, Poland, Australia, Chile, France and over 180 other countries.

Sincerely,

Reed Hastings, CEO	David Wells, CFO

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12http://files.shareholder.com/downloads/NFLX/4124769775x7871834x854558/9B28F30F-BF2F-4C5D-AAFF-AA9AA8F4779D/FINAL_Q3_15_Letter_to_Shareholders_With_Tables_.pdf
13http://files.shareholder.com/downloads/NFLX/4124769775x7871834x839404/C3CE9EE2-C8F3-40A1-AC9A-FFE0AFA20B21/FINAL_Q2_15_Letter_to_Shareholders_With_Tables_.pdf
14http://files.shareholder.com/downloads/NFLX/4124769775x7871834x821407/DB785B50-90FE-44DA-9F5B-37DBF0DCD0E1/Q1_15_Earnings_Letter_final_tables.pdf
15http://files.shareholder.com/downloads/NFLX/4124769775x7871834x804108/043a3015-36ec-49b9-907c-27960f1a7e57/Q4_14_Letter_to_shareholders.pdf
16http://files.shareholder.com/downloads/NFLX/3754169286x0x786677/6974d8e9-5cb3-4009-97b1-9d4a5953a6a5/Q3_14_Letter_to_shareholders.pdf
17http://files.shareholder.com/downloads/NFLX/3527949458x0x769748/9b21df7f-743c-4f0f-94da-9f13e384a3d2/July2014EarningsLetter_7.21.14_final.pdf
18http://files.shareholder.com/downloads/NFLX/3337146746x0x745654/fb5aaae0-b991-4e76-863c-3b859c8dece8/Q114%20Earnings%20Letter%204.21.14%20final.pdf
19http://files.shareholder.com/downloads/NFLX/3337146746x0x720306/119321bc-89c3-4306-93ac-93c02da2354f/Q4%2013%20Letter%20to%20shareholders.pdf

7

January 19th, 2016 Earnings Interview
Reed Hastings, David Wells and Ted Sarandos will participate in a live video interview today at 2:00 p.m. Pacific Time at youtube.com/netflixir. The discussion will be moderated by Ben Swinburne, Morgan Stanley and and Peter Kafka, Re/code. Questions that investors would like to see asked should be sent to benjamin.swinburne@morganstanley.com or peter@recode.net.

IR Contact:	PR Contact:
Spencer Wang	Jonathan Friedland
Vice President, Finance & Investor Relations	Chief Communications Officer
408 809-5360	310 734-2958

8

Use of Non-GAAP Measures
This shareholder letter and its attachments include reference to the non-GAAP financial measure of net income on a pro forma basis excluding the release of tax reserves, and to free cash flow and EBITDA. Management believes that the non-GAAP measure of net income on a pro forma basis excluding the release of tax reserves provides useful information as this measure excludes effects that are not indicative of our core operating results. Management believes that free cash flow and EBITDA are important liquidity metrics because they measure, during a given period, the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, operating income, diluted earnings per share and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Forward-Looking Statements
This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding growth of international markets; expansion to China; churn related to price changes; volume and titles of future content offerings; original content strategy; growth of internet TV; raising capital; member growth domestically and internationally, including net, total and paid; revenue; contribution profit (loss) and contribution margin for both domestic (streaming and DVD) and international operations, as well as consolidated operating income, net income, earnings per share and free cash flow. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively; maintenance and expansion of device platforms for streaming; fluctuations in consumer usage of our service; service disruptions; production risks; actions of Internet Service Providers; and, competition, including consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 29, 2015. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

9

Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues	$1,823,333	$1,738,355	$1,484,728	$6,779,511	$5,504,656
Cost of revenues	1,249,365	1,173,958	1,014,332	4,591,476	3,752,760
Marketing	224,173	208,102	203,671	824,092	607,186
Technology and development	180,859	171,762	125,876	650,788	472,321
General and administrative	109,042	110,892	75,803	407,329	269,741
Operating income	59,894	73,641	65,046	305,826	402,648
Other income (expense):
Interest expense	(35,429)	(35,333)	(13,353)	(132,716)	(50,219)
Interest and other income (expense)	(3,734)	3,930	(6,177)	(31,225)	(3,060)
Income before income taxes	20,731	42,238	45,516	141,885	349,369
(Benefit) provision for income taxes	(22,447)	12,806	(37,855)	19,244	82,570
Net income	$43,178	$29,432	$83,371	$122,641	$266,799
Earnings per share:
Basic	$0.10	$0.07	$0.20	$0.29	$0.63
Diluted	$0.10	$0.07	$0.19	$0.28	$0.62
Weighted-average common shares outstanding:
Basic	427,668	426,869	422,244	425,889	420,544
Diluted	438,257	437,606	432,514	436,456	431,894

10

Netflix, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except share and par value data)

	As of
	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$1,809,330	$1,113,608
Short-term investments	501,385	494,888
Current content assets, net	2,905,998	2,166,134
Other current assets	215,127	152,423
Total current assets	5,431,840	3,927,053
Non-current content assets, net	4,312,817	2,773,326
Property and equipment, net	173,412	149,875
Other non-current assets	284,802	192,246
Total assets	$10,202,871	$7,042,500
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$2,789,023	$2,117,241
Accounts payable	253,491	201,581
Accrued expenses	140,389	69,746
Deferred revenue	346,721	274,586
Total current liabilities	3,529,624	2,663,154
Non-current content liabilities	2,026,360	1,575,832
Long-term debt	2,371,362	885,849
Other non-current liabilities	52,099	59,957
Total liabilities	7,979,445	5,184,792
Stockholders' equity:
Common stock	1,324,809	1,042,870
Accumulated other comprehensive loss	(43,308)	(4,446)
Retained earnings	941,925	819,284
Total stockholders' equity	2,223,426	1,857,708
Total liabilities and stockholders' equity	$10,202,871	$7,042,500

NOTE - Certain prior year amounts have been reclassified to conform to the current year presentation.

11

Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net income	$43,178	$29,432	$83,371	$122,641	$266,799
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Additions to streaming content assets	(1,550,326)	(1,304,466)	(1,013,822)	(5,771,652)	(3,773,019)
Change in streaming content liabilities	240,250	104,684	125,770	1,162,413	593,125
Amortization of streaming content assets	961,861	871,403	730,353	3,405,382	2,656,279
Amortization of DVD content assets	18,793	18,589	20,178	79,380	71,491
Depreciation and amortization of property, equipment and intangibles	15,488	16,047	14,312	62,283	54,028
Stock-based compensation expense	35,860	32,834	30,251	124,725	115,239
Excess tax benefits from stock-based compensation	25,683	(37,726)	(20,921)	(80,471)	(89,341)
Other non-cash items	7,774	10,866	6,475	31,628	15,282
Deferred taxes	12,036	(29,417)	7,501	(58,655)	(30,063)
Changes in operating assets and liabilities:
Other current assets	(62,755)	66,695	(30,539)	18,693	(9,198)
Accounts payable	49,031	6,762	51,083	51,615	83,812
Accrued expenses	(39,619)	10,883	4,050	48,810	55,636
Deferred revenue	16,982	27,985	21,630	72,135	58,819
Other non-current assets and liabilities	(18,981)	(20,540)	(68,153)	(18,366)	(52,406)
Net cash (used in) provided by operating activities	(244,745)	(195,969)	(38,461)	(749,439)	16,483
Cash flows from investing activities:
Acquisition of DVD content assets	(20,799)	(14,467)	(23,365)	(77,958)	(74,790)
Purchases of property and equipment	(12,854)	(37,820)	(15,491)	(91,248)	(69,726)
Other assets	2,262	(3,760)	(431)	(1,912)	1,334
Purchases of short-term investments	(146,582)	(66,444)	(71,597)	(371,915)	(426,934)
Proceeds from sale of short-term investments	114,832	43,887	45,022	259,079	385,300
Proceeds from maturities of short-term investments	22,580	31,125	14,721	104,762	141,950
Net cash used in investing activities	(40,561)	(47,479)	(51,141)	(179,192)	(42,866)
Cash flows from financing activities:
Proceeds from issuance of common stock	8,171	35,089	3,750	77,980	60,544
Proceeds from issuance of debt	—	—	—	1,500,000	400,000
Issuance costs	—	—	—	(17,629)	(7,080)
Excess tax benefits from stock-based compensation	(25,683)	37,726	20,921	80,471	89,341
Principal payments of lease financing obligations	54	(61)	(280)	(545)	(1,093)
Net cash (used in) provided by financing activities	(17,458)	72,754	24,391	1,640,277	541,712
Effect of exchange rate changes on cash and cash equivalents	(3,343)	(7,741)	(4,398)	(15,924)	(6,686)
Net (decrease) increase in cash and cash equivalents	(306,107)	(178,435)	(69,609)	695,722	508,643
Cash and cash equivalents, beginning of period	2,115,437	2,293,872	1,183,217	1,113,608	604,965
Cash and cash equivalents, end of period	$1,809,330	$2,115,437	$1,113,608	$1,809,330	$1,113,608

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Non-GAAP free cash flow reconciliation:
Net cash (used in) provided by operating activities	$(244,745)	$(195,969)	$(38,461)	$(749,439)	$16,483
Acquisition of DVD content assets	(20,799)	(14,467)	(23,365)	(77,958)	(74,790)
Purchases of property and equipment	(12,854)	(37,820)	(15,491)	(91,248)	(69,726)
Other assets	2,262	(3,760)	(431)	(1,912)	1,334
Non-GAAP free cash flow	$(276,136)	$(252,016)	$(77,748)	$(920,557)	$(126,699)

NOTE - Certain prior year amounts have been reclassified to conform to the current year presentation.

12

Netflix, Inc.
Segment Information
(unaudited)
(in thousands)

	As of / Three Months Ended			As of/ Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Domestic Streaming
Total memberships at end of period	44,738	43,181	39,114	44,738	39,114
Paid memberships at end of period	43,401	42,068	37,698	43,401	37,698

Revenues	$1,105,933	$1,063,961	$917,442	$4,180,339	$3,431,434
Cost of revenues	647,059	644,914	573,193	2,487,193	2,201,761
Marketing	79,833	74,835	87,423	317,646	293,453
Contribution profit	379,041	344,212	256,826	1,375,500	936,220

International Streaming
Total memberships at end of period	30,024	25,987	18,277	30,024	18,277
Paid memberships at end of period	27,438	23,951	16,778	27,438	16,778

Revenues	$566,405	$516,870	$387,797	$1,953,435	$1,308,061
Cost of revenues	530,880	451,251	350,211	1,780,375	1,154,117
Marketing	144,340	133,267	116,248	506,446	313,733
Contribution profit (loss)	(108,815)	(67,648)	(78,662)	(333,386)	(159,789)

Domestic DVD
Total memberships at end of period	4,904	5,060	5,767	4,904	5,767
Paid memberships at end of period	4,787	4,971	5,668	4,787	5,668

Revenues	$150,995	$157,524	$179,489	$645,737	$765,161
Cost of revenues	71,426	77,793	90,928	323,908	396,882
Contribution profit	79,569	79,731	88,561	321,829	368,279

Consolidated

Revenues	$1,823,333	$1,738,355	$1,484,728	$6,779,511	$5,504,656
Cost of revenues	1,249,365	1,173,958	1,014,332	4,591,476	3,752,760
Marketing	224,173	208,102	203,671	824,092	607,186
Contribution profit	349,795	356,295	266,725	1,363,943	1,144,710
Other operating expenses	289,901	282,654	201,679	1,058,117	742,062
Operating income	59,894	73,641	65,046	305,826	402,648
Other income (expense)	(39,163)	(31,403)	(19,530)	(163,941)	(53,279)
(Benefit) provision for income taxes	(22,447)	12,806	(37,855)	19,244	82,570
Net income	$43,178	$29,432	$83,371	$122,641	$266,799

13

Netflix, Inc.
Non-GAAP Information
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Non-GAAP Adjusted EBITDA reconciliation:
GAAP net income	$83,371	$23,696	$26,335	$29,432	$43,178
Add:
Interest and other (income) expense	19,530	59,030	34,345	31,403	39,163
Provision (benefit) for income taxes	(37,855)	14,730	14,155	12,806	(22,447)
Depreciation and amortization of property, equipment and intangibles	14,312	15,167	15,581	16,047	15,488
Stock-based compensation expense	30,251	27,441	28,590	32,834	35,860
Adjusted EBITDA	$109,609	$140,064	$119,006	$122,522	$111,242

	Three Months Ended
	December 31, 2014	December 31, 2015
Non-GAAP net income reconciliation:
GAAP net income	$83,371	$43,178
Less: Release of tax accrual	(38,612)	(13,438)
Non-GAAP net income	$44,759	$29,740
Non-GAAP earnings per share:
Basic	0.11	0.07
Diluted	0.10	0.07
Weighted-average common shares outstanding:
Basic	422,244	427,668
Diluted	432,514	438,257

14